INTERNATIONAL TELECOMMUNICATION SERVICES AGREEMENT

     AN AGREEMENT made the 16th of January, 1997, between Telecom Italia S.p.A. (hereinafter called TELECOM ITALIA, which expression shall include its successors and permitted assigns), whose registered office is et Via San Dalmazzo 15, 10122 Torino, Italy of the one part and Nordiska Tele8, (hereinafter called Tele8), which expression shall include its successors and permitted assigns), whose registered office is at Hans Michelsensgatan 6, S20120 Malmo, Sweden, of the other part.

     WHEREAS TELECOM ITALIA and Tele8 (hereinafter collectively called "the Parties"), desire to furnish telecommunication services between Italy (as hereinafter defined) and points beyond Italy, and Sweden (as hereinafter defined) and points beyond Sweden.

NOW THEREFORE IT IS HEREBY AGREED as follows:

1.

In this Agreement, unless the context otherwise requires, "Operating Territory" in relation to TELECOM ITALIA means Italy and in relation to Tele8 means Sweden.

The Annexes 1 through 2 to the present Agreement (hereinafter called "the Annexes") are integral part of this Agreement:

Annex 1:      Bank Instructions, Telecommunications Accounts;
Annex 2:      International Public Switched Telephone Service.

2.

Subject to the terms and conditions contained herein each of the Parties undertake to establish and provide such telecommunication services between Italy and points beyond Italy and Sweden and points beyond Sweden as specified in the Annexes to this Agreement and will establish such telecommunication services on and with effect from January 16th, 1997.

3.

(a) The routes to be used by each Party to provide the telecommunication services hereunder shall be such direct circuits as may be agreed between the Parties from time to time and/or such switched circuits via countries other than Italy and Sweden or a combination thereof as the Parties may from time to time deem expedient to maintain the provision of the telecommunication services in question.

(b) Each Party shall be responsible for the provision and maintenance of, and payment for, the necessary interconnecting facilities in respect of its portion of the telecommunication network hereunder located within its operating territory.

(c) Unless otherwise agreed, each Party shall be responsible for the establishment of, and the payment for, one half of that portion of the telecommunication facilities necessary to provide the said circuits located outside the respective operating territories of the parties used in the provision of the telecommunication services hereunder. Exceptions from this general clause will be described in the Annexes regarding each particular service.

(d) Each Party shall notify the other without undue delay of any facility failure arising or likely to arise from a cause within its operating territory, which is likely to result in a protracted interruption to the provision of any or all of the telecommunication services hereunder.

4.

(a) The technical standards and methods of operation to be applied and used by the Parties in the provision of telecommunication services hereunder shall be agreed by the Parties in writing. However, unless the Parties otherwise agree, technical standards will be applied which conform to the relevant ITU-TSB recommendations.

(b) The Parties will adopt from time to time (as appropriate) written procedures and working standards to be implemented by them in respect of order handling, maintenance and other operational matters in respect of each of the telecommunication services hereunder.

(c) The telecommunication services to be provided hereunder will be carried on digital channels, which will conform to European standards, between Italy and Sweden.

5.

Collection rates for the services covered by this Agreement shall be a national matter to be determined by each Party, subject to appropriate governmental approvals as necessary.

6.

The accounting rates and division of revenue derived from the services between Italy and Sweden provided by the Parties shall be those set out in the relevant Annexes attached to this Agreement or as the Parties may otherwise agree from time to time and incorporate in this Agreement.

For particular services, the Parties may agree on different allocations of costs than as set out above, such new allocations being reflected into the accounting shares.

7. (a) The monthly account shall be sent as promptly as possible and, except in cases of force majeure, before the end of the second month following that to which they relate. The Parties can consider the account as accepted if no query is raised within two calendar months after the receipt of the account (ITU Melbourne 1988).

(b) The quarterly statement showing the balances of the monthly accounts for the period to which it relates shall be prepared as soon as possible by the creditor operator and shall be sent in duplicate to the debtor operator, which, after verification, shall return one of the copies with its acceptance.

Payment of balances of account shall be effected as promptly as possible, but in no case later than two calendar months after the day on which the statement was dispatched by the creditor operator. The balance shall be expressed in SDR.

(c) For other payments the creditor will choose the relevant currency.

The currency chosen is:

if TELECOM ITALIA is creditor:       US Dollars
if TELE8 is creditor:                US Dollars.

The conversion of SDR to the chosen currency shall be made by the debtor operator using the latest conversion rate published by the IMF at the date of the settlement.

(d) Mailing address for monthly accounts and statements of accounts:

          TELECOM ITALIA S.p.A.
          Divisione Servizi Internazionali
          Traffico e Corrispondenti
          P.O. Box AD 2420
          00100 Rome
          Italy

          NORDISKA TELE8 AB
          Hans Michelsensgatan, 6
          S-20120 Malmo
          Sweden

(e) Bank Instruction:  see Annex 1 to this Agreement.

(f) No credit allowance shall be made in the monthly notice for uncollected amounts. Each Party shall be responsible for its own uncollectables. The accounting procedures for adjustments and refunds shall be in line with ITU-TSB Rec. D.171.

8.

To ensure effective implementation and operation of the services the Parties may wish to exchange:
(a) appropriate sales and service implementation plans on an ongoing basis,
(b) information on their respective collection rates and customer pricing as appropriate,

(c) details of the numbering schemes employed to access customers in their public switched networks in the operating territory and

(d) details of the service position/facilities and how they may be accessed by the other Party's service position.

Regarding c) and d), the Parties may refer to ITU-TSB Rec. E.141 and E.149.

9.

Neither Party shall be liable to the other for any loss or damage whether direct or indirect sustained by reason of any failure in or breakdown of the communication facilities associated with the circuits used in providing the telecommunication services, whatsoever shall be the cause of such failure, breakdown or interruption and however long it shall last.

10.

All undertakings and obligations assumed hereunder by either Party are subject to the issuance and continuance of all necessary governmental licenses, authorizations, registrations, permissions and approvals.

Both Parties shall keep the other Party informed of restrictions included to their concession rights related to this Agreement. The Parties hereby confirm that they will respect and follow the concession rights of the other Party.

The Parties furthermore recognize and fully understand that in a case where obligations of this agreement and concession rights of one Party are in contradiction, the Party is not obligated to follow this Agreement.

11.

(a) Any communications by either Party to other shall, unless otherwise provided herein, be sufficiently made if sent by post (by air mail where possible), postage paid, or by telegraph, telex or telefax transmission to the address hereinafter specified and shall, unless otherwise provided herein, be deemed to ought to have been delivered in due course of postal, telegraphic, telex or telefax transmission.

(b) Unless otherwise specified by not less than 15 day notice in writing by the Party in question the address to which communications shall be sent shall be:

To TELECOM ITALIA:
          By mail:         TELECOM ITALIA
                           International Services Division
                           Viale del Campo Boario, 56 D
                           00153 Rome (Italy)
         By telefax:       No + 39 6 5734.3896
In all cases marked:       "For the attention of the Director,
                           Carrier Relations - Northern Europe"

To NORDISKA TELE8 AB
            By mail:          NORDISKA TELE8AB
                              Hans Michelsensgatan, 6
                              P.O. Box 88
                              S-20120 Malmo (Sweden)
         By telefax:          No + 46 40 620 0089
In all cases marked:          "For the attention of the International
                              Relations Manager"

12.

Any of this information, which is not in the public domain, will be strictly confidential and shall not be disclosed to any third party unless otherwise agreed in writing. Provided that either Party may comply with such filing or disclosure requirements under any applicable law, rule or regulation or of any regulatory authority or governmental entity or agency having jurisdiction in Italy and in Sweden.

13.

The relationship between the Parties hereto shall not be that of partners and nothing herein contained shall be deemed to constitute a partnership between them.

14.

This Agreement is drawn in English and the documents, notices and extension shall be in the same language.

15.

The present Agreement shall enter into force from the date of its signing and shall have an unlimited period of validity. The supplements and amendments to be inserted in the Agreement and Annexes shall be mutually agreed by the Parties. The Parties are entitled to terminate the Agreement by written notice. After receiving of the written notice the present Agreement shall be terminated in six (6) months.

IN WITNESS WHEREOF THIS AGREEMENT has been entered into the day and year first above written.


Signed for and on behalf of                 Signed for and on behalf of
Telecom Italia S.p.A.                       Nordiska Tele8


/s/ Giovanni Bonini                         /s/ Clause B. Nilsson
-----------------------------               ---------------------------
Giovanni Bonini                             Claus B. Nilsson
Director                                    International Relations Manager
Carrier Services - Northern Europe

Date:     January 16th, 1997                Date:     January 16th, 1997

                                 ANNEX  1

                         TELECOMMUNICATION SERVICES
                         --------------------------

                 BANK INSTRUCTIONS, TELECOMMUNICATIONS ACCOUNTS.


This Annex is attached to and incorporated into the International
Telecommunication Services Agreement between Telecom Italia S.p.A. and Nordiska Tele8.

Payment of balances in favor of Nordiska Tele8 should be effected as follows:

a) Primary Method

By bank transfer to our primary bank connection, for payments in SEK currency only:

b) Secondary Method

**

By bank transfer or postal checque to our secondary bank connection, for payments in USD only:

**

Payments of balances in favor of Telecom Italia S.p.A. should be effected as follows

a) Primary Method

By bank transfer to our primary bank connection, for payments in USD currency only:

b) Secondary Method

**

By bank transfer to our primary bank connection, for payments in currencies other than USD:

**
            -----------------------------------------------------
                             IMPORTANT
                             ---------
              Any payment should include sufficient reference to
            our invoices for proper identification of the payment
            ------------------------------------------------------

**Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

                                   ANNEX 2

                         TELECOMMUNICATION SERVICE
                         -------------------------

         INTERNATIONAL PUBLIC SWITCHED TELEPHONE SERVICE

            between Telecom Italia S.p.A. and Nordiska Tele8

                         SINGLE CARRIER RELATION

                         EUROPEAN COUNTIES
                         -----------------

This Annex is attached to and incorporated into the International
Telecommunications Services Agreement made between Telecom Italia S.p.A. and Nordiska Tele8.

1.  Type of Service

a) The service shall be operated by Telecom Italia S.p.A. and Nodiska Tele8 between ** and **. the service to be provided shall be ** between ** and ** known as **. the term ** includes automatically ** and ** calls

This type of service may be amended form time to time subject to mutual agreement of the Parties.

2)  Periods of Service

This service will be a ** hour per day continuous facility.

3)  Quality of Service

The Answer to Siezure Ratio (ASR) on the TELECOM ITALIA to Tele8 or TELE8 to TELECOM ITALIA routes, shall not be lower than ** points of the yearly average ASR measured with other European carriers. Should this limit be exceeded the measuring carrier shall be allowed, provided that a 10-day written prior notice has been addressed to the other Party and it has remained without effect, not to return traffic to that party. Such conditions shall apply for as long as such situation remains.

4)  Accounting Rate and Division

a) The Unit of Account will be the **
b) The Accounting Rate per minute, will be Telecom Italia share ** and Tele8 share ** with effect form January 16th, 1997. the shares include all the costs of the routing between ** and **.



**Confidential Treatment Requested. The redacted material has been separately filed with the Commission

6)  Duration
Alterations or improvements of this Annex may be subject to negotiations at any time and enter into force as agreed between the parties independently of the main Agreement.

Signed for and on behalf of                    Signed for and on behalf of
Telecom Italia S.p.A.                          Nordiska Tele8

Giovanni Bonini/S/                             Clause B. Nilsson/S/
Giovanni Bonini                                Claus B. Nilsson
    Director                             International Relations Manager
Carrier Services - Northern Europe

Date:     January 16th, 1997                    Date:     January 16th, 1997